Exhibit 99.3
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                             STILWELL FINANCIAL INC.

         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF INCOME
                  (Dollars in Millions, Except Per Share Data)

                                                                       For the year ended December 31,
                                                                -------------------------------------------
                                                           Historical           Pro Forma              Pro Forma
                                                              2000              Adjustments               2000
                                                              ----              -----------               ----
Revenues:
     Investment management fees.........................     $ 1,850.7       $        --               $ 1,850.7
     Shareowner servicing fees..........................         338.2                                     338.2
     Other..............................................          59.2                                      59.2
                                                             ---------       -----------               ---------
          Total.........................................       2,248.1                --                 2,248.1
                                                             ---------       -----------               ---------

Operating Expenses:
     Compensation.......................................         490.5                                     490.5
     Marketing and promotion............................         103.5                                     103.5
     Third party concession fees........................         314.9                                     314.9
     Depreciation and amortization......................          81.2              55.8    (f)            137.0
     Professional services..............................          67.7                                      67.7
     Other..............................................         154.0                                     154.0
                                                             ---------       -----------               ---------
          Total.........................................       1,211.8              55.8                 1,267.6
                                                             ---------       -----------               ---------

Operating Income........................................       1,036.3             (55.8)                  980.5

Equity in earnings of unconsolidated affiliates.........          70.8                                      70.8
Interest expense - Kansas City Southern     Industries,
   Inc.                                                           (0.7)                                     (0.7)
Interest expense - third parties........................          (7.0)            (64.4)   (g)            (71.4)
Gain on litigation settlement...........................          44.2                                      44.2
Gain on sale of Janus common stock......................          15.1                                      15.1
Other, net..............................................          43.7             (13.5)   (h)             30.2
                                                             ---------       -----------               ---------
     Income before taxes and minority interest..........       1,202.4            (133.7)                1,068.7
Income tax provision....................................         427.0             (40.6)   (i)            386.4
Minority interest in consolidated earnings..............         111.7             (97.0)   (j)             14.7
                                                             ---------       -----------               ---------
Net Income                                                   $   663.7       $       3.9               $   667.6
                                                             =========       ===========               =========

Per Share Data:
   Weighted average Common shares outstanding
     (in thousands).....................................       222,445                                   222,445
   Basic Earnings per share.............................     $    2.98                                 $    3.00

   Weighted average Diluted Common shares
     outstanding (in thousands).........................       225,423                                   225,423 (k)
   Diluted Earnings per share...........................     $    2.90                                 $    2.91

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  See Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements.

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